Boston Washington New York Stamford Los Angeles Palo Alto San Diego London	ML Strategies, LLC One Financial Center Boston, Massachusetts 02111 USA 617 348 4400 617 542 2241 fax www.mlstrategies.com

Stephen P. Tocco

President and CEO

Direct dial 617-348-1692

stucco@mlstrategies.com

January 25, 2007

Mr. Sam Kovnat
Chairman and CEO
Flight Safety Technologies, Inc.
28-A Cottrell Street
Mystic, CT 06355

Dear Sam:

     It is with regret that, effective as of February 19, 2007, I must resign from the Flight Safety Board of Directors. Due to the challenges of ML Strategies' growth and my new role as Chairman of the University of Massachusetts Board of Trustees, I am unable to put in the necessary time to serve Flight Safety as an independent director.

     I will remain supportive in any way I can and wish you and the leadership team of FST a health and prosperous future.

                                                          Sincerely,

                                                          /s/ Stephen P. Tocco
                                                          Stephen P. Tocco
                                                          President and CEO

SPT/mew
Enclosures
cc:     Board of Directors

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